Amendment to Consulting Services Agreement

合同修正案

This Amendment to Consulting Services Agreement dated February 9, 2011 is entered into by and between Guangzhou Xiangguang Corporate Management Co., Ltd. (“Xiangguang Company” or “Party A”), and Huanjiang Jintai Mining Co., Ltd. (“Jintai Mining” or “Party B”).

WHEREAS, on August 25, 2010, the parties entered into that certain Consulting Services Agreement (the “Consulting Services Agreement”);

WHEREAS, the parties to the Consulting Services Agreement have agreed to amend the same in order to clarify their intention relative to the use of generally accepted accounting principles in the preparation of Jintai Mining’s reports and audited accounts;

NOW THEREFORE, the parties hereto agree as follows:

本修正案是针对广州祥光管理有限公司（“甲方”）和环江金泰矿业有限责任公司（“乙方”）在2010年8月25日签订的咨询服务协议的基础上，甲方和乙方于2011年2月___日同意修改咨询服务协议，修改如下：

1.
All expressions of “generally accepted accounting principles of the PRC” or “PRC’s generally accepted accounting principles” in the Consulting Services Agreement  shall be revised and replaced with “generally accepted accounting principles of US” or “US generally accepted accounting principles,” otherwise known as “US GAAP”.

1.	所有在咨询服务协议下的“中国公认会计原则”修改为“美国公认会计原则”。

2.     Apart from the amendments set forth above, all other provisions, terms and expressions contained in the Consulting Services Agreement shall remain unchanged.

2.     咨询协议下的所有其他条款和条件保持不变。

 IN WITNESS WHEREOF this Agreement is duly executed by each party or its authorized legal representatives.

PARTY A:

甲方：     Guangzhou Xiangguang Corporate Management Co., Ltd.

            广州祥光企业管理有限公司

Legal/Authorized Representative: /s/Mingxiang Huang

法定代表人/或被授权人(签字)

Name: Mingxiang Huang

姓名: 黄明祥

Title: General Manager

职务: 总经理

PARTY B:

乙方：    Huanjiang Jintai Mining  Co., Ltd.

环江金泰矿业有限责任公司:

Legal/Authorized Representative: /s/ Yuan Lin

法定代表人/或被授权人（签字）

Name: Yuan Lin

姓名: 林源

Title: Chairman

职务: 董事长